CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the "Registration Statement") of our reports dated July 12, 2007, relating to the financial statements and financial highlights which appear in the May 31, 2007 Annual Reports to Shareholders of the Retirement 2010 Fund, Retirement 2020 Fund, Retirement 2030 Fund, Retirement 2040 Fund, Retirement 2050 Fund, Retirement 2005 Fund, Retirement 2015 Fund, Retirement 2025 Fund, Retirement 2035 Fund, Retirement 2045 Fund, Retirement 2055 Fund and Retirement Income Fund, (comprising T. Rowe Price Retirement Funds, Inc.) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Fund Service Providers" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, Maryland

September 17, 2007